Exhibit 99.2

MANUKA LTD.

FINANCIAL STATEMENTS
March 31, 2022

MANUKA LTD.

FINANCIAL STATEMENTS AS OF
March 31, 2022

U.S. DOLLARS

MANUKA LTD.
INTERIM CONDENSED CONSOLIDATED BALANCE SHEETS
U.S. DOLLARS

		March 31	December 31
	Note	2 0 2 2	2 0 2 1
		$	$
		Unaudited

ASSETS

CURRENT ASSETS
Cash and cash equivalents		316,819	471,074
Trade receivables		9,755	171
Other receivables		33,038	19,477
Inventory	3	74,272	73,972
Total current assets		433,884	564,694

NON-CURRENT ASSETS:
Property and equipment, net		44,297	36,500
Operating lease right-of-use assets	4	50,976	55,402
Intangible assets, net		37,621	32,154
Total long-term assets		132,894	124,056

TOTAL ASSETS		566,778	688,750

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIENCY)

CURRENT LIABILITIES:
Short-term credit		93,925	96,608
Trade account payables		119,769	42,040
Short-term operating lease liabilities	4	19,281	19,118
Other account payables		87,546	101,875
Total current liabilities		320,521	259,641

NON-CURRENT LIABILITIES:
Long-term loan from a related party	6	254,716	238,957
Long-term operating lease liabilities	4	32,514	38,369
Other liabilities		38,339	32,268
Total long-term liabilities		325,569	309,594

Total liabilities		646,090	569,235

SHAREHOLDERS' EQUITY (DEFICIENCY):
Ordinary shares (“Ordinary Shares”) of NIS 0.01 par value – Authorized: 1,000,000 shares at March 31, 2022 and December 31, 2021; Share capital - Ordinary Shares, NIS 0.01 par value, issued and paid-120,834 shares as of March 31, 2022 and December 31, 2021	5	345	345
Capital reserve from transaction with related parties		19,264	14,806
Additional paid in capital		501,831	501,831
Accumulated deficit		(600,752)	(397,467)
Total shareholders' deficiency		(79,312)	119,515

Total liabilities and shareholders' equity (deficiency)		566,778	688,750

The accompanying notes are an integral part of the financial statements.

MANUKA LTD.
INTERIM CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
U.S. DOLLARS

	Three Months ended March 31
	2 0 2 2	2 0 2 1
	$	$
	Unaudited

Revenues	16,377	-
Costs of revenues	3,940	-
		-
Gross profit	12,437	-

Operating expenses
Sales and marketing	109,202	10,050
General and administrative	101,814	20,801

Total operating expenses	211,016	30,851

Operating loss	(198,579)	(30,851)

Financial expenses, net	(4,706)	(1,942)

Net Loss and Total Comprehensive Loss	(203,285)	(32,793)

Loss per share:
Basic and diluted net loss per share	(1.68)	(0.33)
Weighted average number of Ordinary Shares used in calculation of net loss per common share:
	120,834	100,000

The accompanying notes are an integral part of the financial statements.

MANUKA LTD.
Interim Condensed Statements of Stockholders’ Equity (Unaudited)
U.S. dollars

	Common Shares		Capital reserve from transaction with related parties	Additional Paid in Capital	Accumulated deficiency	Total
	Number	$		$	$	$
Balance as of December 31, 2020	100,000	278	2,065	-	(67,680)	(65,337)

Transactions with shareholders (Note 6)			1,728			1,728

Net Loss					(32,793)	(32,793)
Balance as of March 31, 2021
	100,000	278	3,793	-	(100,473)	(96,402)
Balance as of December 31, 2021	120,834	345	14,806	501,831	(397,467)	119,515

Transactions with shareholders (Note 6)	-	-	4,458		-	4,458

Net Loss	-	-		-	(203,285)	(203,285)

Balance as of March 31, 2022	120,834	345	19,264	501,831	(600,752)	(79,312)

The accompanying notes are an integral part of the financial statements.

MANUKA LTD.
Interim Condensed Consolidated Statement of Cash Flows (Unaudited)
U.S. dollars

	Three Months ended March 31
	2 0 2 2	2 0 2 1
	$	$
Cash flows from operating activities:
Net loss	(203,285)	(32,793)

Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation	2,275	30
Increase (decrease) in operating lease liabilities	4,559	-
Decrease (increase) in Intangible assets	(5,466)	-
Increase (decrease) in other liabilities	246	-
Accrued interest from shareholder loans	4,458	1,728
Increase in accounts receivable and other receivables	(23,143)	(20,704)
Increase in accounts payable and accrued expenses	63,399	2,297
Increase in inventory	(300)	-

Net cash used in operating activities	(157,257)	(49,442)

Cash flows from investing activities:
Purchase of property and equipment	(10,072)	-

Net cash used in investing activities	(10,072)	-

Cash flows from financing activities:
Short-term credit	(2,683)	18,220
Loan received from shareholders	15,757	28,168

Net cash provided by financing activities	13,074	46,388

Increase in cash and cash equivalents	(154,255)	(3,054)

Cash and cash equivalents at beginning of period	471,074	3,054

Cash and cash equivalents at end of period	$316,819	-

Non-cash activities:

Intangible assets recognized with corresponding other liability	5,466	-

The accompanying notes are an integral part of the financial statements.

MANUKA LTD.
NOTES TO FINANCIAL STATEMENTS
U.S. dollars

NOTE 1 - DESCRIPTION OF BUSINESS AND GENERAL

Manuka Ltd. (“Manuka” or the “Company") was incorporated under the laws of the State of Israel on March 22, 2020, and started its business activities close to the date of incorporation. Since its inception, Manuka’s business activities primarily consisted of developing and manufacturing skincare products based on Mānuka honey and bee venom from New Zealand, among other natural ingredients, marketed and sold in Israel. Manuka’s website and mobile applications currently offer some cosmetic products.

The Company is in its early stages and there is great uncertainty regarding the future of its operations. Moreover, the Company is thinly capitalized and has not yet generated cash from operations. The Company raised funds from an outside investor, but it does not seem to be sufficient to fund its operation for the period of twelve months from the date of approval of the financial statements. In order to mitigate that risk, management has asked for the support of its major shareholder by way of a support letter securing the necessary funds to the Company in case of need.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A.         Accounting principles:

The accompanying unaudited interim condensed consolidated financial statements have been prepared in accordance with U.S. Generally Accepted Accounting Principles (“U.S. GAAP”) for interim financial information and with the instructions to Form 10-Q and Article 10 of the SEC regulations. Accordingly, they do not include all the information and footnotes required by U.S. GAAP for complete financial statements. In the opinion of management, all adjustments considered necessary for a fair presentation have been included (consisting only of normal recurring adjustments except as otherwise discussed).

B.         Use of estimates in the preparation of financial statements:

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reported periods. Actual results could differ from those estimates.

C.         Impact of recently issued and adopted accounting standards:

Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s condensed financial statements.

NOTE 3 - INVENTORIES

	March 31,	December 31,
	2022	2021
	Unaudited

Raw materials	24,959	31,098
Finished goods	49,313	42,874
	74,272	73,972

MANUKA LTD.
NOTES TO FINANCIAL STATEMENTS
U.S. dollars

NOTE 4 - LEASES

On August 10, 2021, the Company entered into an operating lease agreement for its office. The Company signed a new agreement for its current office and manufacturing facilities lease which originally was to end in 2022. The lease agreement is for one year starting in October 2021, with two options to extend the lease by another one year for each option until September 30, 2024. The Company is reasonably certain that it will exercise the additional two options starting in October 2022.

a.	The components of operating lease costs were as follows (unaudited):

	Three Months ended March 31,
	2022	2021

Operating lease cost	5,495	-
Total lease costs	5,495	-

b.	Supplemental balance sheet information related to operating leases is as follows (unaudited):

	March 31,	December 31,
	2022	2021

Operating lease right-of-use assets	50,976	55,402
Operating lease liabilities, current	19,281	19,118
Operating lease liabilities, long-term	32,514	38,369
Weighted average remaining lease term (in years)	2.50	2.75
Weighted average discount rate	7.85%	7.85%

c.	Future lease payments under operating leases as of December 31, 2021, are as follows (unaudited):

March 31,
2022

2022	16,908
2023	23,048
2024	17,286
Total undiscounted lease payments	57,242
Less: imputed interest	(5,447)
Present value of lease liabilities	51,795

MANUKA LTD.
NOTES TO FINANCIAL STATEMENTS
U.S. dollars

NOTE 5 - SHAREHOLDERS' EQUITY

                  A. Stockholders Rights:

Shares of Ordinary Shares confer upon their holders the right to receive notice to participate and vote in general meetings of shareholders of the Company, the right to receive dividends, if declared, and the right to receive a distribution of any surplus of assets upon liquidation of the Company.

  B. Issuance of Shares:

On December 20, 2021, the Company entered into a securities purchase agreement, or the “SPA,” with certain investors. Pursuant to the SPA, the Company agreed to sell 20,864 Ordinary Shares to the investors for aggregate consideration of $500,016 following the consummation of the transactions contemplated by the investor’s holdings of the Company, representing 17.24% of the issued capital of the Company on a fully diluted basis.

NOTE 6 - RELATED PARTY BALANCES AND TRANSACTIONS

During 2020 and 2021 and the period ended in March 2022, the founder of the Company, Mr. Shimon Citron, a director and Chief Executive Officer of the Company, provided the Company with several loans at an aggregate amount of $255 thousand as of March 31, 2022. The loans bear no interest and are linked to the Israeli Consumer Prices Index (“CPI”). The repayment date has not been determined.

The Company considered whether the loans it received from its shareholder are beneficial and hence such benefit should be recorded in capital reserve from the transaction with a related party.

The Company estimated the value of the benefit as the difference between the interest rate stipulated in the contract and the interest rate commensurate with such loans expected in an arms-length transaction (inclusive adjustment to the size of the loan and the fact that it is unsecured, which the Company's management considers being the best estimate of the Company’s interest rate close to the date of receiving loans from the shareholders). Accordingly, as a result of the fact that shareholders’ loan bears no interest and with no maturity date, the benefit is determined each year at the beginning of the year, as the discount of the loans at the effective interest rate (determined above) determined to be approximately 8.85%. The benefit for the years ended December 31, 2021, and ended March 2022 were $12,741 and $4,458 respectively.

a.	Balances with related parties:

	March 31,	December 31,
	2022	2021
	Unaudited

Long-term Loan from a related party	254,716	238,957

b.	Transactions with related parties (unaudited):

	Three Months ended March 31,
	2022	2021

Trade account payables	75,444	-
Management fees to a shareholder	35,336	9,181

Sales and marketing	56,524	-
Interest on loans from controlling shareholder	4,458	1,728

MANUKA LTD.
NOTES TO FINANCIAL STATEMENTS
U.S. dollars
NOTE 7 - SUBSEQUENT EVENTS

On March 6, 2022, shareholders of the Company (the “Shareholders”) entered into a share exchange agreement (the “Share Exchange Agreement”) with Artemis Therapeutics, Inc (“Artemis”), a shell company incorporated in the State of Delaware.

The Share Exchange Agreement provides that, upon the terms, and subject to the conditions set forth therein, on the closing date (the “Closing”), Artemis will acquire all of the outstanding shares of the Company (the “Manuka Shares”) from the Shareholders in exchange of the issuance of 31,549,132 shares of common stock and 110,000 Series D Preferred stock of Artemis  (the “Consideration Shares”). Such preferred shares are convertible into 66,000,000 ordinary shares of Artemis.  As a result, the Shareholders will hold, immediately following the Closing, eighty-seven percent (87%) of Artemis’s issued and outstanding share capital.

The Share Exchange Agreement is accounted for as a reverse recapitalization in accordance with U.S. GAAP. Under this method of accounting, Artemis was treated as the “acquired” company for financial reporting purposes and the Company is considered the accounting acquirer.